                                                           EXHIBIT 10(iii)



                  AGREEMENT FOR INFORMATION MANAGEMENT SERVICES

                                     BETWEEN

                      THE AETNA CASUAL AND SURETY COMPANY,
                         AETNA TECHNICAL SERVICES, INC.

                                       AND

                                CORPORATE SYSTEMS




                             AGREEMENT NO.
                                          ----------

                             DATED December 16, 1987
                                   -----------------


* Certain portions of this contract have been redacted for confidentiality. Redacted portions are marked [ ]. The registrant has filed the redacted portions with the SEC as required pursuant to Rule 406.

Agreement For Information Management Services                            Page 2


                         AGREEMENT FOR COMPUTER SERVICES

THIS AGREEMENT FOR INFORMATION MANAGEMENT SERVICES (hereinafter referred to as "Agreement") entered into as of the 16th day of December, 1987 and between Corporate Systems, a Texas Limited Partnership, P.O. Box 31780, Amarillo, Texas 79120 (hereinafter "CS") and The AEtna Casualty and Surety Company, and AEtna Technical Services, Inc. (the later two entities are hereinafter referred to as "AEtna)

                                   WITNESSETH:
In consideration of the mutual covenants set forth herein, the parties here agree as follows:

1. DESCRIPTION OF PROPERTY AND SERVICES

          Corporate Systems (CS) shall provide computer property, communication lines and access to program libraries and data files to operate an information management service for AEtna's National Accounts Department. CS program libraries and data files available for information management service use are set forth in current publications, documentation and supplemental product announcements.

          AEtna shall own all property rights of the data contained in the services included in this Agreement. CS employees, officers, partners, or customers may not use AEtna data for any purpose without the specific written consent of AEtna.

          At the discretion of AEtna, other customer reporting and internal information management services may be implemented under this Agreement.

2. CONTRACT TERMS AND RENEWAL OPTIONS

     2.1  Term of Contract

          The initial term of this Agreement (the "initial Term") shall be for ten (10) years. AEtna shall have an option to renew this Agreement under the same terms and conditions set forth herein for two additional five (5) year terms (the "Option Terms") by giving CS at least thirty (30) days advance written notice prior to the end of the Initial Term, or the first Option Term.

     2.2  Adjustment in Software and Management Fee

          Software and Management fees as defined in Section 3.2.1E may be increased by CS at the end of the first two (2) years of the Agreement and each succeeding two (2) years up to a percentage equal to the lesser of: (a) ten percent, or the percentage increase in the National Consumer Price Index during the preceeding two (2) years.


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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

Agreement For Information Management Services                            Page 3

     Increases or decreases to Software and Management fees may be proposed in writing by either AEtna or CS up to sixty (60) days prior to the next fee adjustment date to become effective on the next yearly anniversary date. Both AEtna and CS shall negotiate such proposals in good faith. Failure to reach agreement on a proposal to increase or decrease fees within sixty (60) days of the delivery of the proposal shall not invalidate or terminate this Agreement and the software and management fee then in effect shall remain in effect for the succeeding year.

3. FINANCIAL CONSIDERATIONS

3.1  Program Fee - Information Management Service

     Selected modules of CS on line and batch programs shall be designated by AEtna for modification to fit AEtna data file requirements in the operation of the information management service. A program fee to utilize these programs for the term of the Agreement, and renewals thereof, [ ]


     3.2  Service Operations And Report Production Costs

     CS and AEtna will agree upon a costing arrangement which will allow flexibility in budgeting and funding operating expenses while allowing CS to recover direct and indirect costs of operating the information management service in accordance with the budget as annually approved by AEtna.

     3.2.1     Direct and Indirect Expense Definitions

               A. DIRECT EXPENSE

                    Salaries: CS personnel assigned full time to AEtna's
                        account may include system managers, customer service personnel, programmers, and other direct personnel assigned full time at AEtna request. Salary expense shall include all payroll taxes, employee benefits, and profit sharing expenses.

                    Crossover Time: CS personnel assigned on an occasional
                        part-time basis at the request of AEtna may include CS management, installation and training specialists, and other staff at the request of AEtna. Crossover time is billed at 75% of the then current, published hourly CS personnel billing rates.


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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

[    ]   Material redacted for confidentiality

Agreement For Information Management Services                            Page 4

               Travel Expense: Reasonable and verified actual cost for AEtna approved travel.

               Supplies & Miscellaneous: Reasonable and verified actual cost for office supplies and equipment and other miscellaneous expenses directly used in performance of work for AEtna.

               Telephone: Reasonable and verified long-distance charges for calls in performance of work for AEtna.

          B. ALLOCATED EXPENSE

               Allocated expense will be budgeted annually and billed monthly based upon actual costs for the categories listed below. The allocated expense charge is computed by dividing the total amount of all Corporate Systems allocated expense by the total number of claims and policies on the Corporate Systems data base as of the end of the month.
               This computed claim/policy rate is then multiplied by the total number of claims/policies which AEtna has on the data base at the same date. Categories of allocated expense are:

                    Salary expense for system software management and
                       programmers, application programmers and management, computer operations management and operators, tape exchange processing department, and financial records and administration department

                    Computer equipment and system software rental and
                       amortization expense.

                    Computer forms and supplies,

                    Building and furniture and equipment rent and
                        amortization expense.

                    Casualty and property insurance expense.

                    Building utilities.

                    Interest expense on building and equipment.

                    Telephone equipment rental and amortization.

                    Legal and accounting expense.

                    Personal and real property taxes


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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

Agreement For Information Management Services                            Page 5


          C. REPORT PRINTING & MAILING

          Report assembly, binding, and shipping costs are allocated on a per-printed-page basis plus actual shipping and mailing costs.

          D. COMMUNICATION COSTS

          CS operates its data network on an at-cost basis for all clients. Rates for direct lines and CS Local dial-up services are reviewed regularly by Project Managers.


          E. SOFTWARE USAGE AND INFORMATION SERVICE MANAGEMENT FEES

          Compensation for use of CS software and information services management is calculated on a sliding scale of rates per claim/ policy in AEtna data base at the end of each month. A minimum
          software and management fee [                    ]


          3.2.2 Funding of Operating and Management Fees

               Operating costs and management fee expenses are paid on the 10th of each month based upon monthly accruals of estimated annual budget requirements approved by AEtna with quarterly adjustments to true-up the estimate. Detailed operating statements and management reports shall be provided to AEtna on a monthly basis.


3.3  AEtna Designates Information Management Services

     CS shall serve AEtna customers in an information services support role only under the management and control of AEtna. AEtna retains the rights to continue or to terminate services to selected AEtna customers throughout the term of this Agreement.

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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

[    ]   Material redacted for confidentiality

Agreement For Information Management Services                            Page 6


     AEtna shall exercise the right to designate levels of information services CS provides to AEtna customers. Service levels include, but are not limited to, the times of day or night AEtna data bases are available.

4. INFORMATION SERVICE PROJECT MANAGEMENT AND STAFF

     4.1  Project Managers

     CS and AEtna shall each appoint a Project Manager, who shall have the authority and responsibility to provide management decisions for his/her respective company provided, the AEtna Project Manager shall have the ultimate authority in all matters relating to means and methods to accomplish marketing, public relations, the setting of objectives and all other administrative or operating aspects relating to the services provided hereunder.

     4.2  General Staffing

     Both AEtna and CS will furnish the staff necessary to accomplish the level of professional service required by this Agreement.

     On occasion, it may be mutually advantageous for certain CS employees to work on the AEtna's project on a temporary part-time basis (cross-over staff). In this event, accurate time records shall be kept and expense allocated accordingly.


5. RIGHTS TO CORPORATE SYSTEMS TECHNOLOGY

     5.1  All Operations Under Corporate Systems Name

     Operations of the information management service shall at all times be conducted under the name Corporate Systems and all output reports will clearly indicate the name Corporate Systems.

5.2  AEtna Systems and Additional Products

     In the event AEtna develops additional products which are to be operated by CS under this agreement, these products will be defined in writing in the development stage by the Project Managers and retained exclusively for use by AEtna and owned by AEtna.


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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

Agreement For Information Management Services                            Page 7

5.3  Corporate Systems General Enhancements

     General enhancements, fixes, and upgrades to the total CS package of services will be made available at no additional charge to AEtna at the same time they are released to other customers of CS.

5.4  No Transfer of Corporate Systems Technology

     Corporate Systems shall not, either directly or indirectly, transfer its technology to AEtna during the term of this Agreement except under the specific conditions defined in Section 7.8 Business Termination.


6. EXISTING CS/AETNA ACCOUNTS - OTHER ACCOUNTS NON-AETNA
   COVERAGES

6.1  Explanation of Current Service Relationships [    ]




6.2  Other Accounts Non-AEtna Coverages

     In the event accounts receiving risk information services through AEtna's agreement choose to add non-AEtna coverages directly with CS, CS will provide AEtna the same price quotation which it delivers to the AEtna account.


7. MISCELLANEOUS

     7.1  Performance by Corporate Systems

     CS warrants that the services it will perform pursuant to this Agreement and any products or materials delivered shall be of the highest professional standards and shall meet any specifications agreed to by the parties prior to performance.


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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

[    ]   Material redacted for confidentiality

Agreement For Information Management Services                            Page 8


7.2  Indemnification

     7.2.1 Negligent or Wrongful Acts

          Each party shall indemnity the other, except as otherwise provided herein, against all loss, cost or liability including reasonable attorney's fees which the other party may incur as a result of any negligent or wrongful act of the other party, its agents, employees, partners officers.

     7.2.2 CS Conflict With Other Customers

          CS shall indemnify AEtna against any loss, cost or liability including reasonable attorney's fees which AEtna may incur as a result of early termination of this Agreement resulting from any conflict between CS and any of its other customers.

     7.2.3 Patent and Copyright Indemnification

          CS agrees, at its own expense, to hold AEtna harmless and to defend, or settle at its option, any action at law against AEtna arising from a claim that AEtna's use of the product(s) and services provided under this Agreement when used within the scope of this Agreement infringe any patent, trade secret, copyright or other proprietary right. CS shall control the defense of any suit, including appeals, and all negotiations to effect settlement.

7.3  Confidentiality

     All information and data under this Agreement or in connection therewith communicated by one party to the other, shall for the duration of this Agreement and thereafter be treated by the respective recipient of such in-formation and data in the strictest confidence and shall not disclose such in-formation and data to others, except as may be required by law, for accounting purposes, or in respect of regulatory requirements beyond the reasonable control of the party in question.

     Should AEtna disclose to CS certain information which is proprietary to AEtna and/or its affiliated companies, or should CS learn of Aetna proprietary information, CS covenants that such proprietary information will be protected, and CS agrees not to sell or disclose such information to any third party, or use such proprietary information for any purpose other than specifically provided for in this Agreement. Such proprietary information shall include the business affairs and procedures of AEtna and its affiliated companies and all information and data developed and delivered under this Agreement.

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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

Agreement For Information Management Services                            Page 9

7.4  No Subcontract

     CS shall not subcontract nor permit anyone other than its personnel to perform any of the work service, or other performance required under this Agreement without the prior written consent of AEtna.

7.5  Right to Audit

     CS shall keep and make available for audit and inspection during normal business hours, by AEtna or its agents, all equipment, facilities, documents, books, and records specifically involving the costs, expenses, and operations associated with this Agreement, including time sheets of CS's staff, substantiating the costs of any and all expenditures and receipts.

7.6  Termination

     7.6.1 Ordinary Termination

          AEtna may terminate this Agreement at any time with sixty (60) days prior written notice to CS.

     7.6.2 Termination For Uncured Breach of Agreement

          In the event either party breaches any term or provision of this Agreement and such breach remains uncured for thirty (30) days following receipt of written notice from the other party, then the nondefaulting party may, at its option, terminate this Agreement.

     7.6.3 Orderly Termination

          Upon any termination of this Agreement, each party shall forthwith return to the other all papers, materials, and other properties of the other held by each for purposes of performance under this Agreement. In addition, each party shall assist the other party in orderly termination of this Agreement and the transfer of all aspects hereof, tangible and intangible, as may be necessary for the orderly, nondistupted business continuation of each party.

7.7  Consistency Of Operations Of The Essence

     CS's consistent operations of the information management service are of the essence to AEtna. CS stipulates that in the event of any management change occasioned by merger, buy-out, transfer, or sale of CS ownership units, the new operating management or ownership must agree to assume CS's obligations as defined under this contract at the same operating terms and financial considerations.

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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

Agreement For Information Management Services                            Page 10

7.8  Business Termination - Technology Transfer to AEtna

     In the event that CS shall cease conducting business in the normal course, become insolvent, make a general assignment for the benefit of creditors, suffer or permit the assignment of a receiver for its business or assets, or shall avail itself of, or become subject to, any proceeding relating to insolvency or the protection of rights of creditors, then (at the option of Aetna) this Agreement shall immediately terminate and any property or rights of AEtna, tangible or intangible, shall forthwith be returned to AEtna.

     In addition, it is agreed that all necessary computer programs, source code (which will include, but not be limited to, program source code, analysis and design specs, data base layouts (physical and logical), file layouts, job control language with procs and sysin, data base and file data, and operating manuals and procedures pertinent to AEtna) data files, training and documentation manuals and other property necessary to the operation of the information management service be transferred to AEtna and placed on computers of AEtna's choice. It is further agreed that compensation for all necessary computer programs shall be equal to the immediately preceding 6 months of software and management fees.

     AEtna may offer employment to CS employees who operated the information management service.

7.9  Force Majeure

     Neither party shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of nature, strike, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes, or other disasters. AEtna shall have the right, however, to cancel this Agreement without penalty after a delay of forty-five (45) days due to such acts.

7.10 Status of Employees

     Each party shall at all times be the employer of its personnel engaged in the performance of this Agreement. Such employees shall not be considered to be the agents or employees of the other in any respect. Each party shall arrange directly with such employees for all salary and other payments and for collection and reporting of all taxes, Social Security and pensions. Each party shall provide reasonable amounts of liability insurance covering such employees for damages caused, or contributed to, by its employees, and provide all medical coverage, unemployment insurance, and workmen's compensation insurance and other coverage required by any applicable law or regulation. Each party, if requested by the other, shall provide the other with Cer-



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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

Agreement For Information Management Services                            Page 11

     tificates of Insurance and copies of policies of insurance reflecting this coverage.

7.11 Compliance With All Laws

     Each party agrees that it shall perform its obligations hereunder in accordance with all applicable laws, rules, and regulations now or hereafter in effect. If any term or provision of this Agreement shall be found to be illegal or unenforceable then, notwithstanding, this Agreement shall remain in full force and effect and such term or provision shall be deemed stricken.

7.12 Time of the Essence

     Time is of the essence as to this Agreement.

7.13 Governing Laws

     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

7.14 Use Of Name

     Neither party shall use the name of the other in publicity releases, advertising or similar activity without written consent of the other.

7.15 Dispute Resolution

     If a controversy should arise out of this Agreement or the claimed breach thereof, the individuals executing this Agreement on behalf of each party, or their respective successors, will attempt to resolve the matter. In the event that the parties are unable to resolve the dispute through informal discussion, they will participate in mediation in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes. In the event that the dispute is not resolved through mediation, the parties will submit the dispute to arbitration. If the parties are unable to agree upon such rules and procedures, the arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

7.16 Headings Not Controlling

     Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.


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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

Agreement For Information Management Services                            Page 12

7.17 All Amendments In Writing

     No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties.

7.18 Assignment

     AEtna may assign in whole or in part any or all of its rights hereunder to its parent corporation or affiliates and subsidiaries, but otherwise neither party shall assign any rights or interest herein without the prior express written consent of the other.

7.19 Notices

     Any notices hereunder shall be in writing and shall be deemed duly given if mailed to the addressee by Certified or Registered Mail, return receipt requested, to the addresses herein designate.

     If to AEtna:        AEtna Casualty and Surety Company
                         National Accounts Department
                         151 Farmington Avenue
                         Hartford, CT 06156
                         Attention: Steve Mulready


     with copy to: Director - Acquisition Services/CTS, C14D

     If to CS:           Corporate Systems
                         1212 Ross Street
                         P.O. Box 31780
                         Amarillo, Texas 79120
                         Attention: Guyon Saunders


7.20 Entire Agreement

     This Agreement constitutes the entire Agreement between the parties with respect to the subject matter; all prior agreements, representations, statements, negotiations, and undertakings are superseded hereby.

7.21 Survival

     Upon termination of this Agreement, the obligations set forth in Sections 7.2.1, 7.2.2, 7.2.3, 7.3, 7.5, 7.63, 7.8, 7.10, 7.13, 7.15, and 7.19 shall survive.


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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

Agreement For Information Management Services                            Page 13

IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the day, month, and year written above.


THE AETNA CASUALTY AND SURETY      CORPORATE SYSTEMS
COMPANY                            A Limited Partnership

By: /s/                            By: CSC General Partner Inc.
   ----------------------------         its Sole General Partner

Title: Sr. Vice President          By: Guyon Saunders
      -------------------------       -------------------------------
                                   Title: President
                                         ----------------------------
AETNA TECHNICAL SERVICES, INC.

By: /s/
   ----------------------------
Title: President
      -------------------------























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LEADERSHIP IN RISK INFORMATION TECHNOLOGY                              CORPORATE
                                                                         SYSTEMS

                            CORPORATE SYSTEMS, LTD

                              ------------------

                                1995 Addendum
                                      to
                       AGREEMENT FOR COMPUTER SERVICES

     This Agreement ("Addendum") is between CORPORATE SYSTEMS LTD., a Texas limited partnership ("CS"), and THE AETNA CASUALTY AND SURETY COMPANY AND AXIA SERVICE:, INC. (both, "Aetna").

     CS and Aetna are parties to the Agreement for Computer Services effective between them as of December 16, 1987 (the "Existing Agreement"). CS and Aetna now wish to supplement their Existing Agreement to license additional software and define support services. If the Existing Agreement and this Addendum conflict with respect to the license of the additional software, this Addendum shall control.

                                    PART 1

                                SYSTEM LICENSE

1.1 LICENSE OF SYSTEM. CS grants to Aetna, and Aetna accepts from CS, a non-transferable and non-exclusive license (the "License") to use (including the right to copy for backup purposes) the computer software programs (the "System") described in the Schedules accompanying this Addendum or which are added to this Addendum from time to time. This license will terminate when the support functions described in Section 2.1 terminate.

     Aetna may use the licensed System only for the purposes described in the Schedules and may not use any component of the System for any other purpose. Aetna may not transfer the System to or allow it to be operated by anyone other than its authorized employees and by the authorized employees of its designated customers for Aetna's or such customers' internal use. Customers of Aetna must obtain the necessary software license from CS to access the System. If a local area network ("LAN") version of the System becomes available to Aetna under this Addendum, Aetna shall have the right to use one or more licensed copies of a multi-user PC program on a LAN in which the copies are installed on a server and are accessed by workstations comprising the LAN.
Aetna may not remove or alter proprietary notices, logos, or other distinguishing marks of CS (or of any third party software included in or as part of the System) on any part of the System, including documentation and other materials associated with the System.

1.2 PRICE, PAYMENT AND TAXES. Aetna shall pay to CS for the License fees the amounts on the terms set out in the Schedules. CS will invoice Aetna for the License fees, Annual Support Fee payments and other amounts payable hereunder and Aetna shall pay proper invoices within thirty (30) days of receipt. Aetna shall, in addition to the other amounts payable under this Addendum, pay all sales and other taxes, federal, state, or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Addendum, but not including any taxes based upon CS's income. Without limiting the foregoing, Aetna must promptly pay to CS any of such items actually paid, or required to be collected or paid by CS.

AETNA CS KNOWLEDGE                                                    PAGE 1
SEPTEMBER 1995

1.3 SYSTEM INSTALLATION. CS shall provide the following services to Aetna in connection with the installation of the System:

     (a) DATA CONVERSION. CS will convert Aetna's data for use in the System, and will install the converted data in an appropriate CS computer (the "server") where it may be accessed by the user's PC (the "client"). CS will ensure that Aetna's data converted from the CS mainframe to the CS "server" will balance database to database at the point of staging.

     (b) INSTALLATION. Unless otherwise agreed, CS will install the necessary software part of the System on the PC's designated by Aetna and will assure that the hardware and software are configured to properly interface with the System.

     (c) TRAINING. CS will train the persons to operate the System who are designated by Aetna to be users of the System.

1.4 WARRANTY OF SYSTEM. CS warrants for 90 days from the delivery date that the System will operate in accordance with the then current documentation provided by CS. If the System fails to so operate, CS will, at its option, replace the application or make such changes to the System as are necessary to cause it to conform to the then current System documentation. CS warrants that it has the right to license the System to Aetna and to its designated users.

     CS warrants that it has successfully tested the System to determine whether the System contains threats known as software viruses, salamis, time bombs, logic bombs, Trojan horses, trap doors, or other malicious computer instructions, intentional devices or techniques that can or were designed to infect, attack, vandalize, defraud, disrupt, damage or disable a computer system or any component of such computer system, including its security or user data (here after "Disabling Devices"). CS further warrants that the System, as delivered to Aetna, will contain no Disabling Devices to the best of CS's knowledge. CS will maintain master copies of the System that are free and clear of Disabling Devices. Upon Aetna's request, CS shall provide master copies to Aetna for Aetna's comparison with and correction of copies of the System in Aetna's custody or possession, or, if introduction of a Disabling Device is traced to the System as delivered to Aetna by CS, CS shall correct the copies of the System in Aetna's custody or possession.

     CS warrants that all Improvements (enhancements, upgrades, new releases) will be compatible with, the specifications, and will not diminish the features or functions, of the System as they existed at the time Aetna placed the order for the System, and that the System will be compatible with the Aetna computer platforms meeting the minimum hardware and software criteria set forth at the time that Aetna initially licensed the System. If CS is unable to meet this warranty due to third party product constraints, or other causes beyond CS's reasonable control, CS will provide Aetna not less that six (6) months' notice in advance of release of the incompatible Improvements. Unless CS notifies Aetna in writing to the contrary, all third party product which may from time to time be incorporated into the System will be subject to all of the terms and conditions of this Addendum, including but not limited to those pertaining to use, restriction on use, indemnification, warranty and support.

     THE ABOVE IS A LIMITED WARRANTY AND IT IS THE ONLY WARRANTY MADE BY CS. CS MAKES AND AETNA RECEIVES NO OTHER WARRANTY EXPRESSED OR IMPLIED. ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. CS SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS ADDENDUM FOR

CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBLIITY OF SUCH DAMAGES. LICENSORS OF THIRD PARTY PROGRAMS USED IN THE SYSTEM SHALL NOT HAVE ANY LIABILITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL ARISING FROM THE USE OF SUCH LICENSOR'S PROGRAMS. CS'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE INITIAL LICENSE FEE PAID BY AETNA UNDER THIS ADDENDUM. THIS EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF CS FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF THE SYSTEM.

     The provisions of this Section 1.4 allocate risks under this addendum between CS and Aetna. CS's pricing reflects this allocation of risk and the limitation of liability specified herein.


                                    PART 2

                                SYSTEM SUPPORT

2.1 GENERAL. CS agrees to provide the support functions described in this Part to Aetna for the term set forth in the Schedules, unless sooner terminated as provided herein, and for year to year thereafter until either party gives the other thirty days written notice of termination. Aetna shall pay CS the Annual Support Fee set out in the Schedules. The Annual Support Fee payable for the initial year of this Addendum will be prorated to achieve a January 1 anniversary date and will be payable in monthly increments, due in advance, upon expiration of the System warranty period. The Annual Support Fee for each subsequent year will be payable in monthly increments, due in advance, commencing upon January 1 of each year.

2.2 ENHANCEMENTS AND IMPROVEMENTS. CS will provide enhancements and improvements in the System from time to time to maintain and enhance the applicability and competitive marketability of the System. CS will enhance the System to be compatible with the most current form of computer operating systems software that is supported by the System at the time of the original license. CS will use reasonable efforts to furnish these enhancements to Aetna withing 6 months after the operating system software becomes generally available. CS will provide all enhancements and improvements to Aetna with written instructions concerning implementation.

     CS is not obligated to provide Aetna new System software which may result from CS's rewriting the basic software or development of additional functions. CS alone shall determine whether the work product of CS constitutes new System software (which will not be provided to Aetna hereunder) or an improvement or an enhancement of the System (which will be provided to Aetna). CS software releases that are renumbered or renamed versions of the System with additional components which were not included in the System as originally licensed to Aetna will be furnished to Aetna as a general enhancement to the System, without additional charge, if (i) Aetna currently receives System support from CS, (ii) the current System licensed to Aetna no longer supports the most current form of computer operating system software that it supported at the time of the original license, and
(iii) the new release does support the most current form of such operating system. CS agrees to negotiate in good faith with Aetna the amount of any additional license fee, if any, to be paid by Aetna if the new release incorporates additional third party product which requires an additional license fee.

2.3 SUPPORT. CS will provide periodic written or telephone service instructions and Help Desk support to the users of the System who are trained pursuant to the Addendum. CS will use reasonable efforts to assist the users of the system in identifying and detecting problems, errors or malfunctions arising from use of the System, and, when possibie, to correct such problems, errors or malfunctions. CS will assist the users of the System by telephone if problems occur in their operations of the System. CS will provide program and documentation corrections at no charge for errors in fact. Aetna (or customer's of Aetna who are designated by Aetna to use the System to access the customer's policy and claim data included in the database on the CS server) shall designate a specific person(s) to be trained in the full operation of the System and to serve as the person(s) authorized to request support from the Help Desk. The Corporate Systems Help Desk is dedicated to providing technical support and to tracking reported System problems and their resolution. The Help Desk is responsible for handling questions related to the System and other new EDGE products which CS may release. If excessive training related support calls (more than two hours per user per month) are made, CS may recommend additional training. Telephone training, customer site training, CS University training, consultation, custom documentation, custom programming, and reports done on request by CS, are available from CS, upon request, at the then current rates published by CS. Help Desk support is an additional service to that provided by the dedicated Aetna Unit.

2.4 LIMITATION OF CS OBLIGATIONS. CS shall provide only the services specified herein and shall have no support service requirements or obligation, expressed or implied, other than those specifically set forth herein. The total liability of CS to Aetna arising from or related to its support services hereunder shall in no event exceed the total amount paid by Aetna to CS for such support services for the current year.

2.5 OBLIGATIONS OF AETNA. In connection with the maintenance service to be provided by CS, Aetna will:

    (a)  Implement and abide by CS's written and telephone service instructions.

    (b) Add, at its own expense and in the manner instructed by CS, each error correction and each enhancement and improvement provided to Aetna by CS. CS shall not be responsible for failure of any normal function of the System if such failure would not have occurred had Aetna installed all error corrections, enhancements and improvements to the System previously provided to Aetna by CS.

    (c) If requested by CS, provide written documentation and details to CS to substantiate problems and to assist CS in the identification and detection of problems, errors and malfunctions; and Aetna agrees that CS shall have no obligation or liability until it has received such documentation and details from Aetna.

    (d) Provide a method whereby CS can remotely access the System installed under the Addendum and provide a user profile and password for use by CS for such support which will give CS access to all commands and object authority in libraries containing the System's software, data files, or related objects.

    (e) Pay or reimburse CS its reasonable (and verified) out-of-pocket expenses, that are authorized by Aetna in advance, incurred in providing such support services, including, without limitations, travel, meals, lodging and local transportation expenses; and all taxes, however designated, arising from or based upon the support services, or payments made by CS for such services, including, for example, all applicable sales, use and excise taxes, but not including any taxes based upon CS's net income.

AETNA CS KNOWLEDGE                                                       PAGE 4
SEPTEMBER 1995

    (f) Aetna shall have no liability with respect to its obligations under this Addendum for consequential, exemplary, or incidental damages even if it has been advised of the possibility of such damages.

                                    PART 3

                              GENERAL PROVISIONS

3.1 NON-COMPETE. During the term of the License and for a period of three years thereafter, Aetna will not, directly or indirectly, market to any party other than Aetna customers a product competitive with the System or any application thereof.

3.2 ATTORNEYS' FEES. The prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in any action attempting to enforce the terms of this Addendum.

3.3 EXCLUSIVE STATEMENT. This Addendum supersedes all prior agreements, letters of intent, negotiations, representations and proposals, written or oral. No change or waiver of the provisions of this Addendum shall be valid or enforceable unless in writing and executed by both parties.

3.4 SEVERABILITY. If any provision of this Addendum shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.5 BINDING EFFECT. This Addendum shall be bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.6 EFFECTIVE DATE. This Addendum shall become effective on the date it is accepted by an authorized officer of CS at its offices in Amarillo, Texas.

3.7 OUT-OF-POCKET EXPENSES. Unless otherwise noted in this Addendum and Schedules, all reasonable and verifiable out-of-pocket expenses, including travel, are to be paid by Aetna.

3.8 SCHEDULES AS PART OF THIS ADDENDUM. Any Schedule, whether referred to herein or executed by both parties and attached to this Addendum after its effective date, form an integral part of this Addendum. They are by reference incorporated herein to the same effect as if set out at length. CS and Aetna acknowledge and agree that this Addendum may be modified, amended or extended by the addition, deletion or substitution of Schedules, if such Schedules are executed by both parties.

3.9 GENERAL. This Addendum, all attached Schedules, the documents incorporated by reference, and the Existing Agreement (with all prior Addenda) evidences the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes and merges any prior understandings or agreements and this Addendum may not be modified except by a writing subscribed to by both parties.

3.10 COMPLETE AGREEMENT. Unless changed in this Addendum, the Existing Agreement remains unchanged and, together with this Addendum (and any prior Addenda), constitutes the entire Agreement between the parties. Unless the context otherwise dictates, the Existing Agreement and this Addendum shall be read as one agreement.

AETNA CS KNOWLEDGE                                                    PAGE 5
SEPTEMBER 1995

ACCEPTED BY:                          ACCEPTED BY:

AETNA CASUALTY & SURETY COMPANY       CORPORATE SYSTEMS, LTD.
and AXIA SERVICES, INC.               CSC General Partner, Inc.,
                                      its General Partner

By: /s/ STEPHEN M. MULREADY           By: /s/ JOHNNY MIZE
   -------------------------------       --------------------------------
        Authorized Signature                   Authorized Signature

         Stephen M. Mulready                       Johnny Mize
----------------------------------    -----------------------------------
                Name                                   Name

       Senior Vice President                      President & CEO
----------------------------------    -----------------------------------
               Title                                  Title

              10-1-95                                10-7-95
----------------------------------    -----------------------------------
               Date                                   Date

























AETNA CS KNOWLEDGE                                                    PAGE 6
SEPTEMBER 1995

                               CORPORATE SYSTEMS, LTD.

                                 ------------------

                                    1995 Addendum
                                          to
                           AGREEMENT FOR COMPUTER SERVICES
                                         ___

                                      SCHEDULE 1


1.  REFERENCES:

    LICENSOR:           Corporate Systems, Ltd. ("CS")
                        1200 Corporate Systems Center
                        Post Office Box 31780
                        Amarillo, Texas 79120

    LICENSEE:           Aetna Casualty & Surety Company and
                        Axia Services, Inc. ("USER")
                        151 Farmington Avenue
                        Hartford, Connecticut 06156

2.  LICENSED SYSTEM:

    The System is described in the Addendum to this Schedule.

3.  EQUIPMENT REQUIREMENTS:

    A.   Hardware Minimums

         1. 486/25 MHz processor
         2. 12 MB RAM
         3. 100 MB available on hard disk (5MB for BO, Oracle SQL/Net. TCP/IP and 95 MB for data)
         4. VGA color monitor
         5. LAN card or available slot


    B.   Software installed

         1. DOS 5.0 or later
         2. Windows 3.1

4.  FEE SCHEDULE - See Schedule 2 to this Addendum.

AETNA CS KNOWLEDGE                                                    PAGE 7
SEPTEMBER 1995

5.  THIRD PARTY TECHNOLOGY INCORPORATED IN SYSTEM

                    uses and incorporates the following third party programs and its licensors are third party beneficiaries of this Addendum:

    LICENSOR                           TECHNOLOGY
    --------                           ----------

    Oracle Corporation                 Oracle SQL/Net Oracle

    Business Objects, Inc.             LICENSEE Module
                                       Batch Option
                                       Procedure Module
                                       Business Analyzer



ACCEPTED BY:                          ACCEPTED BY:

AETNA CASUALTY & SURETY COMPANY       CORPORATE SYSTEMS, LTD.
and AXIA SERVICES, INC.               CSC General Partner, Inc.,
                                      its General Partner


By:  /s/ STEPHEN M. MULREADY          By: /s/ JOHNNY MIZE
   -------------------------------       --------------------------------
        Authorized Signature                   Authorized Signature

        Stephen M. Mulready                        Johnny Mize
----------------------------------    -----------------------------------
                Name                                   Name

       Senior Vice President                     President & CEO
----------------------------------    -----------------------------------
               Title                                  Title

             10/1/95                                10/7/95
----------------------------------    -----------------------------------
               Date                                   Date










AETNA CS KNOWLEDGE                                                    PAGE 8
SEPTEMBER 1995

                           CORPORATE SYSTEMS, LTD.

                             ------------------

                                1995 Addendum
                                     to
                      AGREEMENT FOR COMPUTER SERVICES
                                     ___

                           ADDENDUM TO SCHEDULE 1



SCOPE OF LICENSE


CS licenses LICENSEE to use the CS KNOWLEDGE to do Ad Hoc reporting against CS databases for all information collected by the LICENSEE.


SYSTEM DESCRIPTION

CS Knowledge is a Microsoft Windows-TM- based decision support system which allows Aetna to create management reports and graphics in a Windows-TM-environment. This system integrates Third Party Technologies within the CS system to access data from relational data bases provided by CS. The purpose of this product is to convert raw data into knowledge for Aetna.


KEY COMPONENTS OF THE SYSTEM

    - Dynamic Data Exchange (DDE)

    - Object Linking and Embedding (OLE)

    - Graph Generation

    - Report Generation and Customization

    - Business Analyzer

    - Detail and Summary Information from a single report


THE PROCESS

The user of the System attaches to the CS Oracle-Registered Trademark-database from a PC with the licensed System software to access Aetna's claim and policy data. To accomplish this, the user generates a Query to select the data desired. CS KNOWLEDGE then generates an optimized SQL statement to extract the desired information from the CS Oracle-Registered Trademark-server. This information is then brought to the PC for further manipulation. Once the query is complete, any number of reports and graphs can be produced from a single query.

AETNA CS KNOWLEDGE                                                    PAGE 9
SEPTEMBER 1995

The user will have the ability to create any Ad Hoc report requests that are needed as well as to choose from a standard library of reports created by CS.

The user can also utilize the DDE option to automatically bring query information into other Windows-TM- Dynamic Data Exchange (DDE) capable applications such as EXCEL-TM- or Lotus 123-TM-. Object Linking and Embedding (OLE) can also be utilized to "add-in" information created in other Windows-TM- applications.

     Oracle is a registered trademark of Oracle Corp.















AETNA CS KNOWLEDGE                                                    PAGE 10
SEPTEMBER 1995

                               CORPORATE SYSTEMS, LTD.
                                    _____________

                                    1995 Addendum
                                          to
                           AGREEMENT FOR COMPUTER SERVICES
                                         ___

                                    SCHEDULE NO. 2

                                     FEE SCHEDULE




1.  REFERENCES:


    LICENSOR:                Corporate Systems, Ltd. ("CS")
                             1200 Corporate Systems Center
                             Post Office Box 31780
                             Amarillo, Texas 79120


    LICENSEE:                Aetna Casualty & Surety Company and
                             Axia Services, Inc. ("USER")
                             151 Farmington Avenue
                             Hartford, Connecticut 06156


2.  LICENSE FEES  (One Time)
                  CS KNOWLEDGE                                       [         ]

3.  ACCOUNT SET-UP:
    (Set-up time is included in the monthly allocation expense fee.) [         ]

4.  SOFTWARE FEE:  (one-time for each PC on which installed)
    Includes Business Objects, TCP/IP, SQLNet, and configuration.    [         ]

5.  MAINTENANCE FEE
    The portion of the maintenance fee based on PC software will be prorated for the first year based on when the software fee is incurred.  Thereafter
    it will be included in the maintenance fee billed in advance.    [         ]

[ ] Material Redacted for Confidentiality


6.  INSTALLATION OF SOFTWARE:


7.  ACCESS FEE:


AETNA CS KNOWLEDGE                                                    PAGE 11
SEPTEMBER 1995

    The access charge will be [     ].  The access charge is based upon
    number of users [    ] plus processing cost for accessing the UNIX
    database.






8.  TRAVEL EXPENSES:                      Billed as Incurred



ACCEPTED BY:                         ACCEPTED BY:

AETNA CASUALTY & SURETY COMPANY      CORPORATE SYSTEMS, LTD.
and AXIA SERVICES, INC.              CSC General Partner, Inc.,
                                     its General Partner


By:  /s/ STEPHEN M. MULREADY          By: /s/ JOHNNY MIZE
   -------------------------------       --------------------------------
        Authorized Signature                   Authorized Signature

         Stephen M. Mulready                       Johnny Mize
----------------------------------    -----------------------------------
                Name                                   Name

       Senior Vice President                   President & CEO
----------------------------------    -----------------------------------
               Title                                  Title

              10/1/95                              10/7/95
----------------------------------    -----------------------------------
               Date                                   Date


[ ] Material Redacted for Confidentiality












AETNA CS KNOWLEDGE                                                    PAGE 12
SEPTEMBER 1995